REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 02, 2022 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD and Senior Analyst Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - VP & Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Fourth Quarter and Year-End Fiscal Year 2021 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our Fourth Quarter 2021 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, everyone. I am excited to be here today to discuss our fiscal 2021 results and the initiatives that empowered us to achieve a 9.6% adjusted annual operating margin, our highest in over a decade and well above the 5.8% target outlined at our 2018 Investor Day. But first, I'd like to thank our global stores, distribution center and home office teams as well as our partners. Without you, we could not have realized such significant improvements. I'd also like to take a moment to send our thoughts and prayers to all of those impacted by the current situation in Ukraine. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Now on to our results. First, I'm going to discuss the substantial foundational changes made from fiscal year-end 2018, which anchors to our 2018 Investor Day through 2021 before turning to fourth quarter and full year results and our thoughts on 2022. As a reminder, at our 2018 Investor Day, we discussed the initiatives necessary to stabilize, transform and ultimately accelerate growth. These included: optimizing our global store network, enhancing digital and omni capabilities, increasing the speed and efficiency of our concept to customer life cycle, and improving customer engagement through loyalty programs and marketing optimization. As COVID hit and others were in survival mode, our balance sheet enabled us to double down our initiatives. As a result, today, we are firmly in our growth phase. Let's take a moment to discuss. Starting with global store network optimization. Over the past 3 fiscal years, we have removed 1.5 million gross square feet or 23% out of our base through 228 closures, including 14 flagships. The vast majority of closures were oversized Abercrombies. This has resulted in a reduction in annual store occupancy costs of $197 million or 31% since fiscal 2018. A huge shout-out to our real estate team who has rigorously evaluated every store in our portfolio and the role it plays. But it's important to note that optimizing our footprint has not been solely focused on closures. We continue to reposition each brand while evolving the experience to enhance our suite of omni tools, including: purchase online, pick-up in store; curbside pickup; order in store; ship from store; and same-day delivery. At Abercrombie, which has a significantly higher digital penetration in Hollister, reflecting the shopping preferences of its millennial customer base, we have added 65 new experiences over the past 3 fiscal years. On average, these are roughly 30% to 50% smaller than our heritage stores and better reflect the modern Abercrombie & Fitch through clean and open sight lines and improved functionality that supports the digital nature of our customer. Today, roughly 40% of Abercrombie stores are in an updated format. At Gen Z brand, Hollister, the teen view is going to the malls for social activity. With a newer and more updated store base, the number and size of stores has remained relatively stable over the past 3 years, and our primary focus has been to open up and brighten the storefront and interior. Currently, around 60% of Hollisters are in an updated format. We also have a dedicated Gilly Hicks space in each Hollister globally, including 28 side-by-side locations. Simply put, there has been a fundamental shift in how we think about the purpose of a store. We no longer take a one-size-fits-all approach. With tens of millions of customers in our database, we have quantitative and qualitative data to inform our approach to each market. A great example is our recently opened Abercrombie Southport Chicago store. At roughly 2,300 selling square feet, it's one of our smallest footprints yet, offering only women's products, reflecting known demand in the area, and thus far, we are beating internal expectations. We are excited to have added another highly productive customer-centric store format and we'll continue to explore different opportunities that reflect market-specific nuances. Needless to say, I am thrilled with our progress. We have shuttered underproductive locations and found new ways to meet our customers through enhanced shopping experiences, both in-stores and online. And while closing stores took a meaningful chunk of sales out of our base, it was absolutely the right decision for the longer-term health of our company and our brands. We are ready to move forward, unencumbered by a dated and expensive store base that does not accurately reflect who we are today. While there is no finish line, we have reached a pivotal moment for our company and our brands. We have exited our stabilization phase and are now on a path of growth with a continued focus on the omnichannel brand experience, which includes both stores and digital. In 2022, for the first time since 2008, we expect to see net store openings with a minimum of 50 new omni-enabled experiences, offset by an estimated 30 closures and square footage to be up in the low single-digit range for the year. We will continue to maintain our discipline, surrounding size, location and economics. Ultimately, we believe that stores and digital are complementary brand experiences and that there is the opportunity to further increase digital sales, even as we introduce more store locations. Turning to digital. When COVID accelerated the shift to this channel, the consistent investments we had made over the last several years enabled us to fulfill that demand. Financially, we executed against our long-term plan of reducing occupancy to fund increased digital fulfillment. In fiscal 2021, even as stores reopened, roughly half of our sales were digital versus about 1/3 in 2018. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Now on to our third area of transformation. Speed. In order to be nimble and stay on top of current and upcoming trends, we refined our design calendar, rebalanced our vendors and expanded countries of origin. This has enabled us to move quicker and further improve the quality of our product. Looking ahead, we will continue to evolve our sourcing and transportation strategies to mitigate inventory risk by further diversifying production, adjusting our product calendar and adding ports and carriers. Last, but certainly not least, let's discuss customer engagement, where the most critical step thus far has been clearly defining the purpose and competitive positioning of each brand. With this lens, our teams have evolved how we stay close to our customer and their ever-changing needs. While there are so many great examples, let's start with Abercrombie's best dressed guest franchise. For those of you who haven't heard, 2022 is predicted to be a record year for weddings. With our "Best Dressed Guest" Collection, we provide outfitting options for all their wedding, shower, bachelor and bachelorette party needs. For our Gen Z customer who's not preparing for wedding season just yet, we collaborated with World Fortnite Champion, Bugha, on gamer training events and associated product. These programs [at both] (added by the company after the call) Abercrombie and Hollister have been highly successful and speak to the innovative ways we are gathering customer insights and executing to them. With the DNA and positioning solidified for each of our brands, our marketing teams are authentically engaging with their respective customers on the channels that are most relevant to them. We continue to unlock and realize the power of social selling through influencers, affiliates and platforms such as TikTok, Instagram, and LikeToKnowIt, or LTK. LTK, one of the top global influencer platforms, recently recognized Abercrombie by including 2 pieces on its 2021 Most Popular Items List, the seamless tank body suit and the asymmetrical snap-up fleece. We also launched a highly successful mini me collaboration for kids with one of LTK's top performers, Sister Studio. Additionally, we have tapped into social selling that is relevant to our teen with social tourists, hosting TikTok's first-ever live fashion show made by Gen Z for Gen Z. As our product voice and experience have clicked, our target customer has noticed. At fiscal year-end 2021, we had roughly 34 million combined growth global followers across brands and social media platforms and approximately 18 million loyalty accounts. And just recently, Abercrombie and Hollister were voted America's Best Loyalty Programs for 2022 by Newsweek and Statista. And here's the punchline. These initiatives have enabled us to increase sales shift investments from occupancy into marketing and digital, while growing our adjusted operating margin by 570 basis points from fiscal year-end 2018. As we've evolved our brands and operating model, we have also been working on our corporate culture. We recently launched our corporate purpose, being here for you on the journey to being and becoming who you are. And we were named one of Fortune's 2021 Best Places to Work in Retail and designated a Best Place to Work for LGBTQ Equality by the Human Rights Campaign Corporate Equality Index for the 16th year in a row. I know I have spoken for quite a while on our transformation initiatives, but it is a critical part of our story and the foundation for how we are going to thrive in the future. Since our 2018 Investor Day, we have become stronger, smarter, faster and more agile with 5 clearly defined and differentiated brands, all of which have global growth opportunity. So focusing on 2021, we achieved the following: 19% sales growth from fiscal 2020 and 2% growth from fiscal 2019; a gross profit rate of 62.3%; 180 basis points above fiscal 2020 and 290 basis points above fiscal 2019, with double-digit AUR growth offsetting 370 basis points of freight cost headwinds compared to fiscal 2019; a 9.6% adjusted operating margin, our best since 2008; and adjusted earnings per share of $4.35, our highest since 2007. And this year, we also became more aggressive with shareholder returns, repurchasing 10.2 million shares for $377 million and reducing total shares outstanding by 15%. We were faced with many unexpected challenges throughout the year but especially in the fourth quarter, with the rise of a new COVID variant, elevated freight costs and major inventory receipt delays to name just a few. For the quarter, total sales were up 4% from [fiscal] (added by the company after the call) 2020 and down 2% from [fiscal] (added by the company after the call) 2019, with U.S. sales up 7% and 3%, respectively. We had significant unexpected inventory receipt delays from late November into December, leaving us unable to fulfill peak holiday demand. Following the delays in the mid-January Omicron peak, we ended the quarter strong as remaining receipts arrived and case counts declined. The fourth quarter marked our seventh consecutive quarter of AUR growth with all brands, regions and channels contributing to improvements on reduced promotions, markdown and clearance activity. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Turning to brand-specific performance. Hollister was the most heavily impacted by inventory receipt delays, store closures and EMEA exposure. Our teams navigated the challenges well and are in good position for the spring season. While there are many fourth quarter product standouts at Hollister, jeans remained one of the best performing categories as girls and guys embraced newer silhouettes. Even though jeans are already a top 3 sales driver on an annual basis, we believe there's opportunity for more growth and look forward to sharing additional detail on our plans as the year progresses. At Gilly Hicks, our customer responded well to underwear and sleep, 2 categories we added newness following the brand relaunch and continued to love our active collection, Gilly Go. Reaction to recently introduced men's product remains strong, and our first Gilly stand-alone store is exceeding internal expectations with additional locations, including in the U.K. and Germany scheduled to open this spring. At our newest brand, Social Tourist, we are learning something new with every collection. It's been an amazing ride curating this social-first brand with the D'Amelio family. We are leaning into Social Tourist's unique positioning, which has helped us find creative ways to engage and attract customers and have applied these learnings to our other brands. At A&F Adults, the young millennial customer continues to rediscover the brand. Elevated fashion content and size inclusivity have been key drivers of success. In the fourth quarter, women's remained on a path of accelerated growth driven by must-win categories, including jeans, where sales more than doubled, and we see additional opportunity as well as dresses, sweaters and knits. Abercrombie brand love is strong with customers and press continuing to support the theme that Abercrombie is back, and we could not agree more. Just last week, we had a soft launch of our active sub-brand, your personal best, and response has been amazing. This is another great example of taking and actioning on customer feedback. At Abercrombie Kids, our play is life mindset continue to drive our product and our comfy dressy assortment for holiday proved to be a standout. Now on to marketing. Over the last few calls, we've discussed increased investments, and I want to take a moment to highlight some of our successes. At Hollister, we owned Black Friday on TikTok with 185 million impressions and a whopping 75% of Gen Z on TikTok seeing an ad for Hollister or Gilly Hicks. We also hosted Hollister's first virtual store in Snapchat, which launched on Black Friday, and they had a total of 30 million impressions and had 8 weeks of storytelling with influencers and affiliates across TikTok and Instagram, including weekly Instagram live shops for holiday. At Abercrombie Adults, Abercrombie & Fitch search volume grew 250% over the last year and 150% in Q4 alone. We had our best social selling quarter ever with triple-digit year-over-year growth, including a record Cyber Week for digital. We are at such an exciting point in our journey and have the foundation firmly in place to accelerate growth. Quarter-to-date, we've had a nice build in sales trend from Q4 levels and have seen a strong early response to our spring assortments. While we face several near-term headwinds, including ongoing COVID unknowns, the lapping of stimulus, supply chain and input cost pressure and the potential impact of geopolitical uncertainty, we believe that our target customer is currently healthy, engaged and hungry for the new fashion content we are offering across brands. Operationally, we are thoughtfully executing to growth. We have the balance sheet to support our long-term strategic view and are committed to profitable global expansion. We look forward to sharing more detail on our 3-year plan at our Investor Day this June. With that, I'm going to turn it over to Scott to discuss our recent results in more detail and our outlook for 2022. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. With 2021 coming to a close, we wrapped up a critical multiyear period where we made significant progress in transforming our operating model and improving our profitability profile. Like Fran, I'm extremely proud of how our teams have accelerated our transformation, while navigating a tremendous amount of personal and professional challenges over the past 2 years. Turning to our results. I'll start by covering Q4 and full year 2021 with references to 2020 and 2019, where applicable. I'll finish with thoughts on 2022. For Q4, we delivered net sales of $1.16 billion, up 4% to 2020 and down 2% to 2019. As mentioned in our January business update, we experienced significant unforeseen inventory receipt delays for the peak holiday selling period, primarily impacting Hollister and Gilly Hicks. We are caught up on receipts and do not anticipate significant inventory supply issues for the first quarter. We continue to execute against multiple initiatives to mitigate go-forward inventory disruptions, including updating our product calendar and diversifying our ports, carriers and countries of origin. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Compared to 2020, net sales were up 2% for Hollister, which includes Gilly Hicks and Social Tourist and 6% for Abercrombie, which includes kids. By region, net sales increased 7% in the U.S. and decreased 4% in our international regions. Compared to 2019, net sales were down 6% at Hollister, up 4% at Abercrombie, up 3% in the U.S. and down 14% internationally. We continued to see stronger trends in the U.S. as compared to EMEA and APAC, where we saw ongoing disruptions from COVID-related lockdowns and restrictions. Our largest market, the U.K., was impacted throughout much of the quarter, while the Netherlands and Austria experienced COVID-related closures. As stores and markets have reopened, sales have rebounded nicely. Moving on to gross profit. Our rate of [58.3%] was down 220 basis points to 2020 and up 10 basis points to 2019. Compared to 2019, we saw approximately $80 million of freight inflation or 700 basis points, up slightly from our previous $75 million estimate. We fully offset these freight headwinds through higher AURs across brands and channels on reduced promotions and markdowns. Excluding these headwinds, the gross profit rate would have been up 710 basis points compared to 2019. I'll now cover the rest of our Q4 results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this quarter are $2 million of pretax asset impairment charges, which adversely impacted results by approximately $0.03. Last year, we excluded $16 million of pretax asset impairment charges, which adversely impacted results by $0.23. Operating expense, excluding other operating income, was $581 million versus $551 million last year and $566 million in 2019. Compared to 2019, operating expense increased by 3% due primarily to investments in marketing, higher digital fulfillment expense and higher incentive-based compensation, partially offset by savings and store-related expenses. Operating income was $100 million compared to $131 million last year and $125 million in 2019. The effective tax rate was approximately 25%. Net income per diluted share was $1.14 compared to $1.50 last year and $1.31 in 2019. Turning to full year 2021 results, which I'll cover on an adjusted non-GAAP basis. Due to the COVID-driven impact on fiscal 2020, I will be using 2019 as the primary comparison year. Full year results exclude approximately $12 million of pretax asset impairment charges primarily attributable to COVID. These charges adversely impacted results by $0.15. In 2019, we excluded $13 million of pretax asset impairment charges, which adversely impacted results by $0.13. For the year, net sales were $3.7 billion, up 2% to 2019 driven by record high digital sales, partially offset by lower store sales. For the year, digital sales penetration was 47%. Gross profit rate was 62.3%, up 290 basis points in 2019. For the full year, freight inflation adversely impacted gross profit rate by approximately 370 basis points. We fully offset this impact through higher AURs on reduced promotions and markdowns. As a reminder, we did not increase ticket prices in 2021. Operating expense, excluding other operating income, was $1.97 billion compared to $2.07 billion in 2019. 2019 results included $47 million of flagship charges primarily related to the exit of our SoHo Hollister flagship. In 2021, we continued to tightly manage expenses, which represented 52.9% of sales, our lowest rate since 2007. Compared to 2019, store occupancy was lower due to store closures and right sizes. This reduction was partially offset by higher digital fulfillment, marketing and incentive-based compensation expenses. Operating income was $355 million or 9.6% of sales, our highest operating margin since 2008. The effective tax rate for the year was 13%. Net income per diluted share was $4.35. Turning to the balance sheet. We ended the year with inventory of $526 million, up 30% to last year. Of the increase, 10 points came from higher end transit due to extended shipping times and around 20 points came from higher freight costs. Units on hand were approximately flat to last year. Moving through 2022. We plan to continue to maintain a disciplined approach to inventories, while optimizing receipt timing with the assumption that the supply chain will remain challenged for the foreseeable future. We exited the year in a strong financial position with cash and cash equivalents of $823 million and total liquidity of approximately $1.1 billion. The cash balance at year-end was $280 million lower than last year as we aggressively returned excess cash to shareholders in the form of share repurchases. In the fourth quarter, we repurchased 4.1 million shares for $142 million, bringing the total for the year to 10.2 million shares for $377 million. At year-end, we had 53 million shares outstanding, down 15% from the beginning of the year. Capital expenditures were $97 million with roughly 1/3 of the spend attributable to stores and the remainder to digital technology and maintenance needs. On the store fleet historically, for the year, 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

we closed a total of 44 locations and opened 38, ending the year with 729 stores. We continue to evolve our go-to-market strategy as we increasingly leverage the data and known shopping behaviors of the respective local consumer and are excited about our planned store count growth in 2022. I'll finish up with our thoughts on 2022. In our outlook, we make assumptions on inflation for the year based on our current knowledge. For the full year, we expect net sales to be up 2% to 4% from $3.7 billion in 2021 with the U.S. continuing to outperform EMEA and APAC. We are cautiously optimistic we'll see a trend change in these regions as COVID restrictions continue to abate. As a reminder, our largest international exposure is the U.K., followed by Germany and France. Gross profit rates will be down around 200 basis points to 2021 level of [62.3%]. Compared to 2021, we expect to see 300 to 400 basis points of freight and raw material inflation, weighted towards freight in the first half and raw materials in the second half. Our expectations assume we will offset a portion of these headwinds through higher AURs on a balance of select ticket increases and further reductions in promotional depth and breadth. Operating expense, excluding other operating income, to be up in a range similar to sales of up 2% to 4% to 2021 adjusted non-GAAP level of $1.97 billion. Outside of inflation, expense increases are planned to be focused primarily on improving the digital experience, modernizing technology and opening new stores. Finally, we expect an effective tax rate in the high 20s. Assuming we deliver against these expectations, we expect our full year operating margin to be in the 7% to 8% range. Regarding capital allocation. We expect capital expenditures of approximately $150 million with about half related to digital and technology and half related to stores and maintenance. For excess cash, we plan to continue to focus on share repurchases, pending market conditions and share price. Entering 2022, we have $358 million remaining on the $500 million share repurchase authorization established in November 2021. As Fran mentioned, we are pleased with our quarter-to-date performance. For the first quarter, we expect net sales to be up low single digits to Q1 2021 level of $781 million. Gross profit rate to be down around 400 basis points to 2021 rate of 63.4%, reflecting around $65 million of incremental freight costs compared to Q1 2021, partially offset by improved AUR. Operating expense, excluding other operating income, to be up around 6% to Q1 2021 level of $436 million, with approximately half of the increase due to lapping COVID-related rent abatements and government assistance recognized in Q1 2021. We enter this year in a position of strength and are excited to build on our recent success. While we expect to see high levels of inflation, we have evolved our gross margin and expense structure to a place where we anticipate absorbing a significant amount of this pressure and once again delivering an operating margin, well above pre-pandemic levels. Looking ahead, we plan to utilize our strong balance sheet and cash generation to make ongoing investments in our customer experience and in the modernization of our systems to improve agility, speed and further embed data and analytics in our decision-making. We view these investments, along with our ongoing focus on our customer as critical to enabling long-term global growth across our portfolio of brands. We look forward to discussing these themes as well as our multiyear financial targets in more detail at our Investor Day this June. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Our first question today comes from Paul Lejuez of Citi. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Curious if you can give any more color on the sales guidance in terms of what you assume by geography or concept? Just trying to understand which pieces of the business are likely to outperform versus underperform that top line guidance for both quarter and full year. Any quantification there? And I'm curious if you've seen any recent impact in your European business. Just what everything that's going on over there. Curious how the European customer is responding. And then last, just also curious if you're seeing any change in the promotional cadence out there amongst the competition. Or any signs from your customer that they might be resisting the higher AURs? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. Paul, good to hear from you. I'll start with the color on the sales guidance. So thinking about the year in total, so up 2% to 4% this year, thinking about that in 2 ways, there'll be a balance of new stores. So that will be a net new store grower this year, which is a great thing for the company. We've been reducing our store count for years and years, and we're at a point now where we are turning that up the other way. So really exciting on that side. And then we'll have a balance of comps. When we think about growth, we expect growth from both of our brands, Abercrombie and Hollister. Likely Hollister will continue -- I'm sorry, Abercrombie will continue to outperform Hollister a bit, but we expect growth by both brands and really the same trends continuing across geos. Expect the U.S. to outperform the international regions. Again, we're cautiously optimistic that the international business will inflect here as we get through the worst of COVID, but time will tell, and we're not going to forecast that until it actually happens. So that's how we're thinking about the sales outlook. And I would say those themes, pretty consistent as you think about Q1. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I'll jump in on promotional cadence, Paul. So we look back on '21, what an exciting year for us. To reduce the promotions that we were able to take out of the business in '21 were quite an exciting accomplishment for all of us. So we did see the consumer, to your point, 7 quarters of AUR growth and 4 recent quarters of double-digit AUR growth. So he and she have shown some elasticity that is clearly based on the fact that our product voice and experience are resonating and we are keeping tight control on inventory. We will keep both of those things as part of our strategy as we head into '22, and we'll continue to monitor this customer on a weekly basis, like Scott and I do with the teams. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Just to close the loop on the EMEA current climate, Paul. A lot going on, obviously, in the European region. It's a horrible situation, what's happening in the Ukraine. We do not have a large exposure to that part of the world in Eastern Europe. And on the Western European side, we're kind of comping the reopening this year versus a pretty shutdown economy last year. So a lot of moving parts there, and our hearts go out to what's happening in that region. Operator And we can now move on to Susan Anderson of B. Riley. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - VP & Analyst I was wondering if maybe you can talk a little bit more about Gilly Hicks on maybe give some color on the size of the brand now, if it's material, and then the growth you're expecting over the next few years in number of stand-alone stores. And potentially other new product categories you can expand into such as like the Gilly Go as we look forward. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Hey, Susan. Love to talk about Gilly. So as you know, we launched Gilly back in July and established a nice new platform for it, which is finding your happy place, which is really resonating with our consumer, and we introduce guys into the brand as well. So starting with that, we carry guys now in our side-by-side, in our freestanding store in Easton and that is resonating nicely and selling nicely. Gilly Go, we added during the pandemic, and that has also been a nice growth vehicle for us. So Gilly had a strong year, excited about the product acceptance that we're seeing, as you mentioned. So we did open up Easton and have seen a nice response to that store. We are a test-and-learn culture here. So what we're learning from that store is enabling us to open up 2 that we named this morning. So we're opening up a store in the U.K. and Germany as well. And we have a few more on the docket. When we get to our Investor Day in June, we're going to give more specificity about Gilly. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - VP & Analyst Okay. Great. And then maybe you could talk about -- have you seen, I guess, it sounds like denim is still very strong, maybe dresses are coming back. But have you seen I guess is everything selling very well, including fashion now? Or have you kind of seen that pendulum swing towards more fashion? And is that what you're expecting for this year for maybe dresses to kind of take the strength and denim is still strong but maybe not as strong as they had been? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director This is actually -- our denim business and our dress business has been strong for quite a few years now. We even talked back during the real height of the pandemic that we were selling fashion in both denim and dresses. I couldn't tell you exactly where everybody was wearing it too, but we certainly talked about the fact that, that they were both resonating. Today, that continues to be so. We had a strong year in both those categories, in both of our brands for '21. We're still seeing strength in both of them. I mentioned during my script that we are looking at what could be a record year in weddings, and so dresses are resonating in both brands. There's so much fashion and exciting new things happening, particularly in the denim area that the more newness and the more fashion we keep sending out to our consumer, the hungrier and excited they are about the product. So again, just to sum it up, both are strong and expect to continue to see that. Operator We can move on to Dana Telsey of Telsey Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the digital business, which I believe is around 48% of sales or so, where do you see that going? And now that you're shifting to being a net store opener, how do you see the percentage in the U.S. business malls versus off-mall? And going forward, is your rent expense going forward lower than what it had been in 2019? Or how are you thinking about occupancy cost? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana, good morning. I'll kick this one off. So exciting. Digital business has grown tremendously for us from 1/3, as you said, close to half of our business. As we think about the future of our business, both are important. Digital will grow and stores will grow. That is clearly the magic that makes our omni business. As the stores have reopened, we're actually seeing the channels rebalance a bit. So we haven't declared exactly where we think that's going. But today, at about 50% for both and growth for both is how we see it. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO As we think about on-mall, off-mall, the Southport, the Chicago example we gave is a good one. We're going to continue to evolve our toolkit as it comes to stores and how we approach each market. So more to come there. I think we'll start to see a little bit more off-mall than we've had in our past. Going to the occupancy question, which was the last question. We've been on quite a journey here on occupancy. You've been on that journey with us. Our occupancy dollars are down close to $200 million when you look back a couple of years to that 2019 level. At this point, we're baking that into our outlook for next year. It's a great starting point. Our occupancy dollars will tick up a little bit as we become net openers of stores. But we're not going to lose that discipline that we've had here for the past couple of years. It's got to be the right size at the right location and the right economics. And if we get that, we will sign the deal. And so we don't expect large oversized expensive stores like we've had in the past, but we are going to maintain that discipline going forward. Operator And the next question comes from Matthew Boss of JPMorgan. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst Great. So Fran, you cited top line acceleration in February relative to the fourth quarter. Could you elaborate on trends that you're seeing across your brands? Any early reception that you're seeing to spring assortments? And then, Scott, what is embedded this year for AUC or freight as we think about shaping the margin structure this year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Hey, Matt. So yes, we are excited to see where we are for February. That's coming off of 2 specific things. We talked a lot during ICR about the delayed receipts. Those continue to sell through from our consumers. So excited to see that. And the reception to our early spring receipts have been strong, and that's across brands and genders. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. On the AUC, as we think about the full year, we're looking at about 300 to 400 basis points impact on margin from AUC. And I'd say that the front half is going to be weighted more towards freight as we lap lower freight last year. The freight really started to spike up in Q3 and Q4 last year. So -- we'll lap that with higher freight this spring. And in the back half, we'll start to see some of that cotton inflation flow through. So in total, we're saying about 300 to 400 basis points from cost increases into AUC. We do expect gross margins to be down approximately 200 basis points. So our expectation is that we will offset a portion of that 300 to 400 basis points freight, and raw material cost headwinds with higher AURs. Operator And our next question comes from Janet Kloppenburg of JJK Research Associates. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President I'm just wondering about the freight assumptions for the year. I think you said, Scott, that there's $65 million impact in the first quarter. How do you see -- in your 7% to 8% EBIT margin assumptions for this year, how do you see freight for the rest of the year? Is there some opportunity for moderation later in the year? And Fran, it sounds like Abercrombie is -- has really got some strong momentum. And it feels like it's a little bit better 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

than Hollister's. I was just wondering, is that just because productivity levels of being recaptured at A&F? Or do you think that there are some other issues confronting Hollister, perhaps the impact of your having more restrictions than the U.S.? I'd just love to see -- understand your view on the sales momentum of Hollister versus A&F and how we should think about that going forward. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. So let's start. We'll go backwards, Janet. So starting with A&F, yes, the brand is on fire, and it is so awesome that the brand is back. I'm sure you've been with us for quite a time. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Right. It looks amazing. I mean it's just -- it's really quite well done. Yes. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. So it's obviously, Hollister got to start much earlier in this journey. And I will tell you that we are actually really excited about our Hollister business. Our U.S. business, specifically, let's focus on that for a minute. Yes, we were 6% ahead of 2019 in the U.S., and Hollister has a different composition to it. So to your point, it's more store-based, it's more international-based. And we do see the delays that we incurred in December and January, a higher penetration on Hollister and on Gilly. So both brands are resonating. A&F trend is a bit stronger than Hollister, but Hollister is still strong, and we're excited. They got their assortment architecture right. Their denim business is terrific. So lots of good things happening in both brands. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Right, Janet, on the freight, the $65 million that we called out for freight is related to Q1, so year-over-year growth in freight in Q1. Zooming out to the year, getting back to that 300 to 400 basis points is our estimate right now for freight and raw material impact for the year. I think we as well as pretty much everyone that ships product across the ocean, we're all hopeful for some kind of moderation in the back half, but who knows when that might come. We're not planning for it. I think we're all hoping for it. When we think about the operating margins for the year, our sales are up 2% to 4%, expenses will track against that. So call it expense leverage, deleverage, essentially 0. And then we look at that gross margin in the middle. We're expecting around 200 basis points decrease from 2021. So that's really what's driving the expected operating margins down from this year into next year. And we'll see, we're putting a realistic AUR out there. We've had a really strong run on AUR, 7 straight quarters, double-digit for last year. We're expecting more on top of that. But at this point, we're not expecting we would overcome all of that inflation. Operator The next question comes from Kimberly Greenberger of Morgan Stanley. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD I wanted to ask about the outlook for gross margin here in 2022. Are you contemplating any return of some promotions either across the industry or in your store? Or do you think you'll be able to hold all of those AUR gains that you got last year and build upon those with the additional price actions in 2022? 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Our expectation is that we will be able to hold those gains. Our expectation for the year, I just mentioned, the AUR to be up off of 2021 levels. We are increasing tickets in select places, and we also think we have an opportunity to pull back on some additional promotions. You know better than anyone. I read your tracker. It's very nice. We were promotional all year last year. We are in a promotional business. So what we are trying to do as a company is pull down our promotions. What used to be 40 to 50 are now a 30 and a 20, and we've had great success with that. So what we're going to do, stepping back, looking at the full year, we're going to deliver great products. We're going to keep our inventory in control and that's going to put us in the best control of our promotional calendar. So the short answer is yes. We think we can hold those gains and build on them in 2022. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Okay. Great, Scott and that is a great segue to my second question, which is just on inventory. How should we think about inventory levels throughout the year 2021? Do you expect a similar kind of increase to what we're seeing here at the end of Q4 to be relatively durable over the next 3 quarters? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. Coming into this year, just breaking apart of that inventory, so we were up 30%, which have seen a lot of that across the industry. There's some interesting things happening out there. In transit, we all know the transportation lag now versus the past. So we're seeing higher in transit this year. And then we're also seeing some of those higher freight costs baked into that inventory level. As we think about the units on hand, our units on hand starting the year were flat to last year. So we're in a really good place, continue to be clean. As we look towards the rest of the year, as we've gone through last year, specifically back-to-school and more into holiday, we lessen business on the table due to some of those late receipts. So we're going to make sure that some of those receipts are here at a better time line than last year. All of the efforts that our supply chain and sourcing team have been making to ensure our receipts are properly timed and placed and received. as we're optimistic that we'll have better on-hand inventories as we start some of these peak quarters and the peak holiday selling period. Operator Our next question comes from Corey Tarlowe of Jefferies. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst You had mentioned that, I believe 40% of Abercrombie stores are in updated format. Can you talk about the comp performance of these updated stores versus some of the older stores? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Hey, Corey. Scott, I'll grab this one. Yes. The performance in these stores has been good, and it's been interesting to read. I'd say it's hard to read during COVID here because of the wild nature of the stores in each region. So going back to 2019 when we were talking about this, the store performance was really strong in these stores. And regardless of the performance, this is a significant step for the brand to modernize the experience in the stores to match what's happening on social and to match what's happening on our sites and our apps, whenever we're marketing. So we will continue to remodel these Abercrombie 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

stores. We'll continue to close some of the legacy stores and reposition the new stores. So excited about raising that 40% rates of the modern store experiences because we just love where this brand is and where this brand is going. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Great. And then just a follow-up on stores. How should we be thinking about the idea that you're going to be a net store opener this year after years of closing stores with some flagships still, I believe, remaining to be closed and the continued evolution of digital and the continued expansion of your store fleet? Just any color as it relates to expectations for store growth this year in the context of kind of continued flagship closures and expansion of digital, that would be very helpful. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Corey, the way to think about this thing a net store opener is that it is an exciting new chapter for us. We have not been a net store opener since 2008. Omni for us equals stores plus digital, and we believe that we have an opportunity to grow both. Our capital is invested in both. As Scott just talked about, I mean, new smaller, more efficient stores for us, which are omni hubs, right, the consumer comes to bring their pop in or do their DTC return or shop for new product is a winning formula for us. So we need to have stores in order to be omni-capable. So the way I would think about it, just to sum it up, is that being a net store opener for us is an exciting new chapter. It talks about the fact that our balance sheet is strong and that we have growth ahead of us. Operator (Operator Instructions) Our next question today comes from Mauricio Serna of UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Great. I wanted to ask about the store -- the new stores. You mentioned you plan to open 50 new stores then close 30. Does that store closure include any flagships? And then you also mentioned about the sales growth expectations being a mix of higher comp store sales and expansion. Could you provide a little bit more details on that breakdown? And lastly, regarding marketing. I mean how much should we think marketing as a percentage of sales should increase this year? I mean is the intention to continue investing at a higher pace than sales growth? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let me click down through these. So let's start with the closures. We will have a couple of flagships run off this year, more than likely pending any kind of short-term extensions. But the estimate on the rest of the closures of around 30 will be across brands. We'll continue to target those malls where landlords not investing and our customers moving away from those centers as well as oversized stores and legacy stores. So part of the great thing about closing stores and then opening more stores is repositioning that fleet. And to the question we just discussed, being able to close legacy stores and open more modernized experience is a great thing for all of our brands. I'll hop to the marketing question. So as a percent of sales, we did increase marketing nicely this year versus 2019. That was funded by those reductions in occupancy, that almost $200 million that we talked about. So really nice to be able to position from a fixed cost to a variable cost, number one, but also give us the best chance to grow and win with our brands. So our marketing as a percent of sales. We feel good where we were in 2021. So we'll probably keep that pretty level as we go forward. On the sales comp, as we -- I missed that middle question. Can you repeat that again? 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Yes. The sales growth for guidance for the year, I recall you mentioned there's some contribution from comp store sales, but also the store expansion. If we could -- could you give us an idea of how is that balance? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, sure. I'd say it's a balance, probably down the middle. We'll get some comp growth, half of it and some of it will come from new store expansion. We did close 38 stores last year, 44 stores last year. So we'll see -- we'll lose those sales, and we'll offset that with new store openings this year, so call it about half and half. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst And just very quickly, the stores that you're closing, are they bigger than the ones that you're opening like on an individual store basis? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO More than likely, we have an estimate for the year, not exactly a targeted store list, but we still have a portion of the fleet that is oversized, and we will continue to work through that as quickly as we can. Operator And the next question comes from Marni Shapiro of Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Stores really look fantastic. And congrats on the new launch in activewear. Looks great. Fran, can you talk a little bit about what -- you've talked a little bit about this omni-enabled. But I'm curious from your perspective, what that means to the company. It sounds a little bit like using those stores as a hub. What does that mean for the shopper? Are there also things happening in the stores, the cash rep is still there, for example. Can she scan items? Or what's the long-term thought about the omni? And then I have one follow-up question just on inventory. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So kicking off with omni. I mean what is omni to us, Marni? It's our future, right? Having a great omnichannel brand experience for the consumer, so every touch point that he or she comes to the brand on, that they have a seamless consistent experience is our end goal, and that's what we're working to. Scott brought up a little bit about this store we just opened up in Chicago, the Southport store. That speaks to a couple of things. First, it speaks to data and analytics, right, telling us that this consumer, we had a big digital consumer in that market and she needed a place to pop in, right, pop in and (inaudible) online or return our DTC purchases or just come in and shop. So as we continue to build out our data analytics and our omni. Those 2 things come hand in hand, will help us continue to grow the business. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. But just to add on, when you think about a store, I'd call it maybe 80% of the functionality is going to be similar. But then it's really on the build-out. That other 20%, how do we tailor that market to the local consumer? Depending on the store or the market, we see pop-ins at a much higher rate in some places, and a lot of places, it's smaller. And there's not a lot of digital returns, and it's purely a shopping experience. So what we do is we tweak the store format to match that market. We have all the same functionality in those stores, but it depends on how much space 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

we give to those. That functionality, where we put the cash rep, how many fitting rooms we have. So that's and the technology we put in the fitting room. So that's all the work that we're doing and really tailoring that experience for each market. Marni Shapiro - The Retail Tracker - Co-Founder Would it allow you -- I know this is kind of a silly question given how lean inventories are right now. But would it allow you to, longer term, carry less inventory in those stores as well? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, some cases and in some cases, more. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Right, exactly. Marni Shapiro - The Retail Tracker - Co-Founder Okay. And then just a follow-up on the inventory. I know Hollister was more severely impacted than Abercrombie. As the inventory start to flow into the stores, was it highly seasonal? Is this something you had to pack away? Or is it something you were able to flow through when the customer responded to the full price anyway? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director The latter. So what's exciting, Marni, for our business, we don't do a lot of deals -- true seasonal product. We do some mostly probably in our sleepwear category. And so we made those decisions before we bought the product, and we did have to pack away a little bit nothing, nothing significant. But the exciting thing was that we knew [the receipts] that were coming in. We had some testing on them, and the consumer responded accordingly. So we are selling through those nicely as well as our new spring receipts. So both are working. Operator As there are no further questions at this time, I would like to turn the call back to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just want to thank everyone for joining us today. Operator Ladies and gentlemen, that concludes today's conference call. We thank you for your participation. You may now disconnect. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2022 / 1:30PM, ANF.N - Q4 2021 Abercrombie & Fitch Co Earnings Call

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